8K

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of
Refac Optical Group

We have issued our report dated March 17, 2006, on the financial statements (not presented separately therein) included in the Current Report of Refac Optical Group (formerly Refac) on Form 8-K dated December 20, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements on Forms S-8 (File Nos. 333-76085, effective April 16, 1999, and 333-107146, effective September 5, 2003).

/s/ GRANT THORNTON LLP

New York, New York
December 20, 2006